UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 19, 2013, the Board of Directors (the Board) of Freeport-McMoRan Copper & Gold Inc. (FCX) appointed each of Lydia H. Kennard and Frances Fragos Townsend to serve as a director of FCX. Mses. Kennard and Townsend will serve as directors until the company’s 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

There is no arrangement or understanding between either of Mses. Kennard or Townsend and any other person pursuant to which either was selected as a director. There are no transactions in which either of Mses. Kennard or Townsend has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board now consists of sixteen directors.

As non-management directors, Mses. Kennard and Townsend will be compensated for their services in the manner described under “Director Compensation” in FCX’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 4, 2013.

FCX issued a press release announcing the appointment of each of Mses. Kennard and Townsend to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: December 20, 2013

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated December 20, 2013, titled “Freeport-McMoRan Copper & Gold Inc. Announces Appointment of Two New Members to its Board of Directors”